UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021 (August 2, 2021)

Assurant, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Broadway, Suite 2901

New York, New York 10006

(212) 859-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 2, 2021, Assurant, Inc., a Delaware corporation (the “Company”), and Interfinancial Inc., a Georgia corporation and direct wholly owned subsidiary of the Company (“Interfinancial”), completed the previously announced sale (the “Transaction”) of all of the issued and outstanding equity of (i) Preneed Holdings, LLC, a Delaware limited liability company, direct wholly owned subsidiary of Interfinancial and the owner of all of the issued and outstanding capital stock of American Memorial Life Insurance Company, a South Dakota insurance company, and Union Security Insurance Company, a Kansas insurance company, and (ii) ALOC Holdings ULC, a Canadian unlimited liability corporation, direct wholly owned subsidiary of Interfinancial and the owner of all of the issued and outstanding capital stock of Assurant Life of Canada, a Canadian life insurance company (collectively, with their subsidiaries, the “Acquired Companies”). The Acquired Companies comprised the Company’s Global Preneed segment and related legal entities and assets, and were acquired by CMFG Life Insurance Company, an Iowa stock life and accident & health insurance company (“CMFG”), and TruStage Global Holdings, ULC, an Alberta unlimited liability company (together with CMFG, “Buyer”), pursuant to the previously disclosed Equity Purchase Agreement, dated as of March 8, 2021 (the “Equity Purchase Agreement”), by and among the Company, Interfinancial and Buyer.

The aggregate purchase price at closing paid by Buyer to Interfinancial for the sale of the Acquired Companies was approximately $1.35 billion in cash, which was comprised of a base purchase price of $1.25 billion, adjusted for (i) the amount of Leakage (as defined in the Equity Purchase Agreement) paid by the Acquired Companies after December 31, 2020 and at or prior to the closing of the transaction (the “Closing”), (ii) the amount of any Transaction Related Expenses (as defined in the Equity Purchase Agreement) paid by the Acquired Companies after the Closing, (iii) the difference between the book value of certain assets in the Acquired Companies’ investment portfolio as of December 31, 2020 and the value of cash paid in substitution for the fair market value of such assets and (iv) the accrual of interest on the base purchase price, as adjusted pursuant to clauses (i) to (iii), at a rate of 6% per annum during the period beginning on January 1, 2021 and ending on the date immediately prior to the date of the Closing. The purchase price is subject to a post-closing true-up mechanism as set forth in the Equity Purchase Agreement, which is expected to be determined within approximately 120 days from the date of the Closing.

Item 7.01.	Regulation FD Disclosure.

On August 2, 2021, the Company issued a news release announcing the completion of the sale of the businesses previously reported as the Global Preneed segment and related legal entities and assets. The news release is being furnished as Exhibit 99.1 to this Form 8-K.

The information and exhibit being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section 18, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information

The pro forma financial information required by Article 11 of Regulation S-X is being filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	News Release, dated August 2, 2021.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: August 5, 2021	By:	/s/ Jay Rosenblum
	Name:	Jay Rosenblum
	Title:	Executive Vice President, Chief Legal Officer